Exhibit 99.1

GAIA REMEDIES, INC.

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Voting Common Shares

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$0.02 per Share
No Minimum Purchase

SUBSCRIPTION AGREEMENT
NON U.S. RESIDENTS

THE SHARES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE PROPOSED TO BE ISSUED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE, RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.

Alberta and Ontario Residents: THE ISSUER IS NOT A REPORTING ISSUER UNDER THE SECURITIES ACT (ALBERTA AND ONTARIO) (THE “PROVINCIAL ACTS”) AND CONSEQUENTLY THE SHARES OFFERED HEREBY MAY BE SUBJECT TO RESALE RESTRICTIONS IN ALBERTA AND ONTARIO, INCLUDING AN INDEFINITE HOLDING PERIOD.  THE ISSUER HAS NOT SATISFIED THE PROSPECTUS REQUIREMENTS OF THE PROVINCIAL ACTS AND, CONSEQUENTLY, PERSONS WHO RECEIVE SHARES IN THIS OFFERING MAY NOT RECEIVE THE INFORMATION THAT OTHERWISE WOULD BE REQUIRED TO BE PROVIDED UNDER THE PROVINCIAL ACTS.

1.	Interpretation

1.1                      In this Agreement, unless the context or subject matter otherwise requires:

(a)	"Agreement" means the agreement between the Corporation and the undersigned hereby constituted;

Gaia Remedies, Inc. Subscription Agreement

(b)	“Alberta Act” means Securities Act (Alberta);

(c)	“Corporation” means Northumberland Resources, Inc., a Nevada corporation;

(d)	"Closing" has the meaning assigned in Section 4;

(e)	"Closing Date" has the meaning assigned in Section 4;

(f)	“Directors” means members of the board of directors of the Corporation;

(g)	“Exemption” has the meaning assigned in Section 6(b);

(h)	“1933 Act” means the U.S. Securities Act of 1933;

(i)	“1934 Act” means U.S. Securities Exchange Act of 1934;

(j)	“Legislation” has the meaning assigned in Section 6(b);

(k)	"Ontario Act" means the Securities Act (Ontario);

(l)	“Shares” means shares of the common stock of the Corporation;

(m)	“Subscriber” means the undersigned subscriber for Shares whose name and address are set forth on page 9 hereof;

(n)	“Subscription Price” mean the total subscription price set forth on page 9 hereof;

(o)	“Subscription Shares” means the Shares subscribed for under this Agreement; and

(p)	"U.S. Person” means a “U.S. Person” as defined by Regulation S of the 1933 Act as follows:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

Gaia Remedies, Inc. Subscription Agreement

(g)	any partnership or corporation if:

1.	organized or incorporated under the laws of any foreign jurisdiction; and

2.
formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

1.2                      In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organisations, governmental bodies and other legal or business entities of any kind whatsoever.

1.3                      Any reference to currency is to the lawful currency of the United States of America unless otherwise indicated.

1.4           If any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day.  For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in the jurisdiction in which the Subscriber resides.

2.	Subscription

The Subscriber hereby irrevocably subscribes for and agrees to purchase from the Corporation, subject to the terms and conditions set forth herein, that number of Shares set out on page 9 hereof at the price of $0.02 per Share, to be recorded in the name of the Subscriber at the address set out on page 9 hereof.

3.	Payment and Use of Subscription Price

3.1                      The Subscription Price must accompany a signed copy of this Agreement and shall be paid by personal cheque made payable to the Corporation, or in such other manner as may be specified by the Corporation.

3.2                      This subscription is not binding on the Corporation until the Corporation accepts it and the Corporation may accept or reject this subscription in its sole discretion.  The Corporation’s execution of this Agreement shall be deemed acceptance of the subscription. Upon its acceptance of this subscription, the Corporation will issue to the Subscriber that number of Shares subscribed for hereunder. If the Corporation fails to accept this subscription by the Closing Date, the Corporation will return this Agreement, the Subscription Proceeds and any other documents delivered in connection herewith to the Subscriber at the address of the Subscriber set forth on page 9 of this Agreement.

Gaia Remedies, Inc. Subscription Agreement

3.3                      The Corporation is not required to sell any minimum number of Shares in order to accept this subscription. There is no escrow and upon the Corporation’s acceptance of this subscription, the Subscription Price shall be immediately available to the Corporation for its corporate purposes.

3.4                      Subject to applicable Legislation, this subscription is and shall be irrevocable except that the Subscriber shall have no obligations hereunder in the event this subscription is not accepted for any reason.

4.	Closing

The closing (the “Closing”) of the offering of the Shares will take place on January 31, 2011 or such extended closing date as chosen by the Corporation (the “Closing Date).

5.	Covenants, Representations and Warranties of the Subscriber

The Subscriber hereby covenants, represents and warrants to and with the Corporation (which covenants, representations and warranties are true and correct as at the date hereof and shall survive the acceptance, if any, by the Corporation, of this subscription in whole or in part) that:

(a)
the Subscriber, if an individual, has attained the age of majority in the jurisdiction in which he resides and under no legal disability with respect to entering into a contractual relationship with the Corporation and the execution of this subscription;

(b)
the Subscriber, if a corporation, partnership, unincorporated association or other entity, is legally competent to execute this subscription, to take all actions required pursuant hereto, and the execution and delivery of this subscription by the Subscriber has been duly and validly authorized;

(c)
the Subscriber is purchasing the Shares as a principal (and not as an agent) for investment purposes only with no intention or view to reselling or distributing any portion or beneficial interest in the Shares and the Subscriber will be the beneficial owner of any Shares to be issued to the Subscriber if, as and when this Subscription is accepted by the Corporation in whole or in part;

(d)	the Subscriber is resident in the province of Canada identified in the address of the Subscriber set forth on page 9;

(e)	the Subscriber has been advised to consult with his own independent legal counsel regarding the consequences of investment in the Corporation and the Shares.

(f)
the Subscriber is familiar with the aims and objectives of the Corporation and the proposed use of the proceeds received by the Corporation from the sale of the Shares and is aware of the risk and other characteristics of his investment in the Subscription Shares including the risk that no market for the Subscription Shares may ever exist;

Gaia Remedies, Inc. Subscription Agreement

(g)	the Subscriber is (or is a private corporation wholly-owned and controlled by one or more persons all of whom are)

- a close personal friend	[ ]
- a close business associate	[ ]
- a spouse, parent, grandparent, brother, sister, child or grandchild	[ ]

of one or more directors, officers, employees, founders or control persons of the Corporation, being:

_____________________________________________________________________________________
(Fill in the name of the director, officer, employee, founder or control person with whom you have the above-mentioned relationship);

(h)
should there be any change in any of the information which the Subscriber has provided to the Corporation prior to the acceptance by the Corporation of this subscription, the Subscriber will immediately provide such information to the Corporation by telephone prior to such acceptance and will confirm such information in writing; and

(i)
if required by the Legislation, the Subscriber will execute, deliver and file within the prescribed time periods, or assist the Corporation in filing, such reports, undertakings, questionnaires and other documents respecting the issue of the Subscription Shares as may be required by any securities commission, stock exchange or other regulatory authority.

6.	Acknowledgements of the Subscriber

The Subscriber acknowledges and agrees that:

(a)	there is no market for any Shares that may be issued to the Subscriber pursuant to acceptance of this subscription (in whole or in part) and no market for such Shares may ever exist;

(b)
the Subscriber is acquiring the Subscription Shares pursuant to exemptions (the "Exemptions") from the registration and prospectus requirements of the securities legislation (the "Legislation") in all jurisdictions relevant to this subscription,

(c)
in addition to any restrictions imposed pursuant to paragraph 6.1(b) above, any transfer, resale or other subsequent disposition of the Subscription Shares may be subject to restrictions contained in the Legislation applicable to the holder of the Subscription Shares or to the proposed transferee, including, but not limited to, resale restrictions under the Alberta Act, the Ontario Act and the PEI Act.  The Corporation is not a reporting issuer in any province or territory of Canada and, accordingly, any applicable hold periods under the applicable Legislation may never expire.  As such, the Subscription Shares may be subject to restrictions on resale for an indefinite period of time. In addition, the Corporation is not subject to the reporting requirements of the 1934 Act.

Gaia Remedies, Inc. Subscription Agreement

(d)
the Subscriber has been advised by the Corporation that the Subscriber should consult his own legal adviser before disposing of all or any part of any Subscription Shares that may be issued to the Subscriber pursuant to this Subscription to avoid the breach of any applicable Legislation;

(e)
the Subscriber has been given an adequate opportunity to ask questions of, and receive answers from, the officers of the Corporation concerning the purchase of the Subscription Shares and to obtain such additional information as the Subscriber deems necessary in order to evaluate an investment in the Corporation and the Corporation has provided all information requested by the Subscriber;

(f)	this offering has not been reviewed or approved by the United States Securities and Exchange Commission or any other government agency;

(g)	the certificate(s) representing the Subscription Shares will be endorsed with the following restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.   SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”

(h)	the Subscriber will not engage in hedging transactions with regard to the Subscription Shares unless in compliance with the 1933 Act;

(i)	no person has made to the Subscriber any written or oral representations:

(i)	as to the future price or value of the Subscription Shares; or

(ii)	that the Subscription Shares will be listed and posted for trading on any stock exchange or that any application has been made to list and post the Subscription Shares on any stock exchange.

(j)
the business of the Corporation is in a development phase and that there is no assurance that the Corporation will raise sufficient funds to adequately capitalise such business or that the business will be profitable in the future;

Gaia Remedies, Inc. Subscription Agreement

(k)	the Subscriber is not a U.S. Person and is not acquiring the Subscription Shares for the account or benefit of a U.S. Person;

(l)	none of the Subscription Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person;

(m)
the Subscriber has such knowledge and experience in finance, securities, investments, including investments in non-listed and non-registered securities, and other business matters so as to be able to protect his interests in connection with the subscription;

(n)	the Subscriber will not transfer any of the Subscription Shares except in accordance with the bylaws of the Corporation and any applicable requirements of the Legislation;

(o)
the Corporation is not a reporting issuer and the ability of the Corporation to become a reporting issuer is dependent on factors beyond the Corporation and its directors, which factors include the requirements of regulatory authorities having jurisdiction, the success of the Corporation’s business endeavours and the general state of the capital markets from time to time; and

(p)
the Subscriber has been informed that the Corporation’s business is a start-up business which involves a high degree of risk and the purchase of the Subscription Shares must be considered a high risk speculation in which the Subscriber may lose his entire investment.

7.	Representations and Warranties of the Subscriber May Be Relied Upon

The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber's eligibility to purchase the Subscription Shares under the Legislation.

8.	Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants and covenants to the Subscriber, that as of the date of the Subscriber’s execution of this subscription and also as of the date of the Corporation’s acceptance hereof:

(a)	the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the laws of the State of Nevada;

(b)
the issuance and sale of the Subscription Shares by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any material agreement or material instrument to which the Corporation is a party;

Gaia Remedies, Inc. Subscription Agreement

(c)
this Agreement has been duly authorized by all necessary corporate action on the part of the Corporation and, subject to acceptance by the Corporation, constitutes a valid obligation of the Corporation legally binding upon it and enforceable in accordance with its terms; and

(d)
the representations and warranties of the Corporation contained in this Agreement shall be true at the time of acceptance by the Corporation hereof as though they were made at the time of acceptance by the Corporation hereof and they shall survive the completion of the transactions contemplated under this Agreement.

9.	Governing Law

This Agreement will be deemed to be a contract by and under the laws of Canada and Alberta and will for all purposes be construed in accordance with and governed by these laws.

10.	Severability

The invalidity or non-enforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

11.	Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the purchase and sale of the Subscription Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Corporation, by the Subscriber or by anyone else.

Gaia Remedies, Inc. Subscription Agreement

IN WITNESS WHEREOF the Subscriber has duly executed this subscription as of the date first written below.

Name of Subscriber:

Address:

Telephone Number:

E-mail Address:

Number of Shares to be purchased at $0.02 each:	___________ Shares
Total Purchase Price: ($0.02 x ___________ Shares) _______	$__________ USD

DATED the ______ day of __________________, 2011

_________________________________
(Name of Subscriber – Please type or print)

_________________________________
(Signature and, if applicable, Office)

A C C E P T A N C E

The above-mentioned subscription is hereby accepted this ____ day of _______________, 2011.

GAIA REMEDIES, INC.
by its authorized signatory

________________________________
Peter P. Hedly, President

Gaia Remedies, Inc. Subscription Agreement